United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  June 24, 2016

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  0-12126                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On June 23, 2016, the Board of Directors of Franklin Financial Services Corporation (the “Corporation”) reported that its bank subsidiary, Farmers and Merchants Trust Company of Chambersburg (the “Bank”), recorded a loan charge-off of approximately $1.9 million on a $5.3 million loan.  The loan, secured by a commercial property in south-central Pennsylvania, represents the Bank’s portion of a $12.5 million participated loan transaction. The Bank is not the lead lender.

The Bank placed the loan on nonaccrual at March 31, 2016 with a specific loan loss reserve of $74 thousand. The reserve was determined using a September 2015 property appraisal obtained by the lead bank that showed a collateral value in excess of $19 million. Based on its ownership percentage, the Bank discounted the appraised value by 30% plus costs, to calculate its specific loan loss reserve.

During the second quarter of 2016, the bank group negotiated a forbearance agreement with the borrower that requires the sale of the property.  A specialty broker was engaged by the lead bank to provide an opinion of value and to sell the property. The broker’s opinion of value was less than half the September 2015 appraised value. Due to the significant decline in value since the 2015 appraisal, the Bank raised questions about the broker’s valuation with the bank group.   Despite objections raised by the Bank, the lead bank has determined to list the property at a price consistent with the broker’s valuation.  As a result, the Bank has determined to take the additional charge-off.  The Bank does not know when the property will be sold or at what price. It is possible that that an additional charge-off may be required.

The Bank has preliminarily estimated that its second quarter 2016 provision for loan loss expense will be in the range of $1.8 to $2.0 million.  This estimate takes into consideration loan growth during the second quarter of 2016, in addition to the discussed charge-off.

Safe Harbor Statement: Certain of the statements made in this Report are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “intend”, “target”, and other similar words and expressions of the future. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors, including, without limitation, those risks and uncertainties detailed in the Company’s other filings with the Securities and Exchange Commission.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ William E. Snell, Jr.

William E. Snell, Jr.,

                                                                          Chief Executive Officer

Dated:  June 24, 2016